As filed with the U.S. Securities and Exchange Commission on June 22, 2018

Registration No. 333-225390

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORTY SEVEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	47-4065674
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Forty Seven, Inc.

1490 O’Brien Drive, Suite A

Menlo Park, California 94025

(650) 352-4150

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark A. McCamish, M.D., Ph.D.

President and Chief Executive Officer

Forty Seven, Inc.

1490 O’Brien Drive, Suite A

Menlo Park, California 94025

(650) 352-4150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen John T. McKenna Ryan M. Spiers Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Bruce K. Dallas Sarah K. Solum Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.

☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	7,705,000	$16.00	$123,280,000	$15,349

(1)	Includes 1,005,000 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended.
(3)	The Registrant previously paid the registration fee of $15,349 with prior filings of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Forty Seven, Inc. is filing this Amendment No. 3 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-225390) for the purpose of filing an updated Exhibit 10.12 as indicated in Item 16 of Part II of this Amendment. No changes or additions are being made to the prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II, and the signature page of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
1.1#	Form of Underwriting Agreement.

3.1#	Amended and Restated Certificate of Incorporation of Forty Seven, Inc., as currently in effect.

3.2#	Form of Amended and Restated Certificate of Incorporation of Forty Seven, Inc., to be in effect upon the closing of the offering.

3.3#	Bylaws of Forty Seven, Inc., as currently in effect.

3.4#	Form of Amended and Restated Bylaws of Forty Seven, Inc., to be in effect upon the closing of the offering.

4.1#	Form of Common Stock Certificate.

5.1#	Form of Opinion of Cooley LLP.

10.1#	Amended and Restated Investor Rights Agreement, by and among Forty Seven, Inc. and the investors listed on Exhibit A thereto, dated October 17, 2017.

10.2+#	Forty Seven, Inc. 2015 Equity Incentive Plan, as amended.

10.3+#	Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the 2015 Equity Incentive Plan.

10.4+#	Forty Seven, Inc. 2018 Equity Incentive Plan, to be in effect when this registration statement is declared effective.

10.5+#	Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the 2018 Equity Incentive Plan, to be in effect when this registration statement is declared effective.

10.6+#	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Equity Incentive Plan, to be in effect when this registration statement is declared effective.

10.7+#	Forty Seven, Inc. 2018 Employee Stock Purchase Plan.

10.8+#	Form of Indemnification Agreement, by and between Forty Seven, Inc. and each of its directors and executive officers.

10.9+#	Offer Letter, by and between Forty Seven, Inc. and Mark McCamish, dated November 10, 2016.

10.10+#	Executive Employment Agreement, by and between Forty Seven, Inc. and Chris Takimoto, effective as of January 7, 2016.

10.11#	Lease Agreement, by and between Forty Seven, Inc. and MENLO PREHC I, LLC, dated as of April 13, 2016.

10.12**	Exclusive (Equity) Agreement, by and between Forty Seven, Inc. and The Board of Trustees of the Leland Stanford Junior University, dated November 19, 2015, as amended by Amendment No. 1 to Exclusive (Equity) Agreement, by and between Forty Seven, Inc. and The Board of Trustees of the Leland Stanford Junior University, dated April 19, 2017.

10.13**#	Assigned Capacity and Manufacturing Agreement, by and between Forty Seven, Inc. and Lonza Sales AG, dated August 30, 2016.

II-1

Exhibit No.	Description

10.14**#	Amendment to the Assigned Capacity and Manufacturing Agreement, by and between Forty Seven, Inc. and Lonza Sales AG, dated June 9, 2017.

10.15**#	Assigned Capacity and Manufacturing Agreement for 2000 L Scale, by and between Forty Seven, Inc. and Lonza Biologics Tuas Pte Ltd, dated December 21, 2017.

10.16+#	Forty Seven, Inc. Executive Severance and Change in Control Plan.

16.1#	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated March 23, 2018.

23.1#	Consent of independent registered public accounting firm.

23.2#	Consent of Cooley LLP (included in Exhibit 5.1).

24.1#	Power of Attorney (see signature page to the original filing of this registration statement on Form S-1).

**	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
+	Indicates management contract or compensatory plan.
#	Previously filed.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California on June 22, 2018.

FORTY SEVEN, INC.

By:	/S/ MARK A. MCCAMISH
Name:	Mark A. McCamish, M.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ MARK A. MCCAMISH Mark A. McCamish, M.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	June 22, 2018
/S/ ANN D. RHOADS Ann D. Rhoads	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2018
* Kristine M. Ball	Director	June 22, 2018
* Jeffrey W. Bird, M.D.	Director	June 22, 2018
* Ian T. Clark	Director	June 22, 2018
* Dennis J. Henner, Ph.D.	Director	June 22, 2018
* Ravindra Majeti, M.D.	Director	June 22, 2018
* Christopher J. Schaepe	Director	June 22, 2018
* Irving L. Weissman, M.D.	Director	June 22, 2018

*By	/S/ MARK A. MCCAMISH
Mark A. McCamish, M.D.
Attorney-in-Fact